EXHIBIT 10.2

AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT

This Amendment No. 1, dated as of October 2, 2005 (this “Amendment”), between Telewest Global, Inc., a Delaware Corporation (the “Corporation”), and The Bank of New York, a New York trust company, as Rights Agent (the “Rights Agent”) to the Rights Agreement, dated as of March 25, 2004 (the “Rights Agreement”); all capitalized terms not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

WHEREAS, the Corporation proposes to enter into an Agreement and Plan of Merger, dated as of October 2, 2005 (as amended, supplemented, modified or replaced from time to time, the “Merger Agreement”), by and among the Corporation, NTL Incorporated (“Parent”) and Merger Sub Inc., a direct and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which the Merger Sub will merge with and into the Corporation (the “Merger”);

WHEREAS, the Board of Directors of the Corporation has determined that the Merger Agreement and the terms and conditions set forth therein and the transactions contemplated thereby, including, without limitation, the Merger, are advisable and fair to and in the best interests of the Corporation’s stockholders;

WHEREAS, the Board of Directors of the Corporation has determined, in connection with its contemplation of the Merger Agreement, that it is necessary and desirable to amend the Rights Agreement to exempt the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Merger, from the application of the Rights Agreement as set forth in this Amendment;

WHEREAS, Section 27 of the Rights Agreement provides that, subject to the provisions of Section 27(b) of the Rights Agreement, prior to the Distribution Date, the Corporation may and the Rights Agent shall, if the Corporation so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares; and

WHEREAS, Section 27 of the Rights Agreement provides that the Rights Agent shall execute this Amendment upon delivery of a certificate from an appropriate officer of the Corporation which states that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement (the “Officer’s Certificate”); and

WHEREAS, the Officer’s Certificate has been delivered to the Rights Agent and, pursuant to Section 27, the Corporation has directed that the Rights Agreement should be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation and the Rights Agent hereby agree as follows:

Amendment to Section 1(a).  Section 1(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

“Notwithstanding anything in this Agreement to the contrary, neither NTL Incorporated, a Delaware corporation (“Parent”), nor Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), nor any of Parent’s, or Merger Sub’s Affiliates shall become or be deemed to be an Acquiring Person, an Adverse Person or an Interested Stockholder (as defined herein) as a result of (i) the approval, execution, delivery or performance of the Agreement and Plan of Merger, dated as of October 2, 2005, among Parent, Merger Sub and the Corporation (as amended, supplemented, modified or replaced from time to time, the “Merger Agreement”), (ii) the consummation of the Merger (as defined in the Merger Agreement), (iii) the consummation of any other transaction contemplated in the Merger Agreement, including the exchange of common stock of the Corporation for cash and common stock of Parent thereunder pursuant to the Merger Agreement, or (iv) the public announcement of any of the foregoing.”

Amendment to Section 1(u).  Section 1(u) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not occur or be deemed to have occurred as a result of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated in the Merger Agreement, including the exchange of common stock of the Corporation for common stock of Parent thereunder pursuant to the Merger Agreement, or (iv) the public announcement of any of the foregoing.”

Amendment to Section 3.  Section 3 of the Rights Agreement is hereby amended and supplemented by adding the following proviso to the end of the first sentence thereof:

“; provided that notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not occur or be deemed to have occurred as a result of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated in the Merger Agreement, including the exchange of common stock of the Corporation for common stock of the Parent thereunder pursuant to the Merger Agreement, or (iv) the public announcement of any of the foregoing.”

Section 3 of the Rights Agreement is hereby further amended and supplemented by adding the following sentence at the end thereof as a new Section 3(d):

“Nothing in this Rights Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Rights Agreement by virtue of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated in the Merger Agreement, or (iv) the public announcement of any of the foregoing.”

Amendment to Section 7(a).  Section 7(a) of the Rights Agreement is hereby amended and supplemented by deleting “(i) the Close of Business on March 2, 2014 (the “Final Expiration Date”)” and replacing it with the following: “(i) the earlier of (x) the Close of Business on March 2, 2014 and (y) immediately prior to the Effective Time (as defined in the Merger Agreement) (such earlier date, the “Final Expiration Date”).”

Effective Date.  This Amendment shall be deemed effective as of the date first written above, as if executed on such date.

Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; except that all provisions regarding the rights, duties, obligations and immunities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

Severability.  If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other competent authority to be invalid, illegal or incapable of being enforced, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify such provision so as to effect the original intent of the parties as closely as possible and in an acceptable manner with respect to such provision to the greatest extent possible.

Notice.  The Rights Agent and the Corporation hereby waive any notice requirement with respect to each other under the Rights Agreement, if any, pertaining to the matters covered by this Amendment.

No Other Effect.  Except as expressly set forth herein, the Rights Agreement shall not by implication or otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect, as amended hereby.

Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

TELEWEST GLOBAL, INC.

By	/s/ Stephen Cook
Name:	Stephen Cook
Title:	General Counsel and Group Strategy Director

BANK OF NEW YORK

By	/s/ Kerri J. Shenkin
Name:	Kerri J. Shenkin
Title:	Assistant Vice President